EXHIBIT 3.5

restated bylaws
of
el capitan precious metals, inc.

In effect as of July 15, 2016

Article I
Offices and Corporate Seal

1.1.      Offices. The registered office of the Corporation in the State of Arizona shall be located at 14301 N. 87th Street, Suite 216, Scottsdale, Arizona 85260. The Corporation may conduct business and may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

1.2.      Corporate Seal. A corporate seal is not required on any instrument executed for the Corporation. If a corporate seal is used, it shall be either a circle having on its circumference “ECPN,” and in the center “Incorporated 2000 Nevada;” (name change April 11, 2003 to El Capitan Precious Metals, Inc.) or a circle having on its circumference the words “Corporate Seal.”

Article II
Shareholders

2.1.      Annual Meeting. The annual meeting of the shareholders shall be held at such time and on such day as shall be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Articles of Incorporation.

2.2.      Special Meetings. The Chairman of the Board or Chief Executive Officer may, and upon the written request of two members of the Board of Directors or of shareholders owning not less than 50 percent of the outstanding voting shares of the Corporation, the Chairman of the Board or Chief Executive Officer shall, call special meetings of the shareholders, for any purpose or purposes unless otherwise prescribed by statute. The written request and the notice of the special meeting shall state the purposes of the meeting, and the business transacted at the meeting shall be limited to the purposes stated in the notice.

2.3.      Place of Meeting. The Board of Directors and the Chairman of the Board or the Secretary shall fix the time and place of all meetings of shareholders.

2.4.      Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally, by facsimile or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.5.      Fixing Date for Determination of Shareholders of Record. To determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express written consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a record date which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days nor less than 10 days prior to any other action.

2.6.      Shareholder List. The officer or agent having charge of the stock transfer books shall prepare, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each shareholder of record.

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2.7.      Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless otherwise required by law, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on a subject matter shall constitute the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present and, provided further, that the affirmative vote of the majority of the shares then present is sufficient in all cases to adjourn the meeting.

2.8.      Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, but in no event shall the proxy be valid for greater than seven years. Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary.

2.9.      Voting Rights. Unless otherwise provided in the Articles of Incorporation or by the Nevada Revised Statutes, each outstanding share of capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Directors shall be elected by a plurality of the votes cast at the election, and cumulative voting shall not be permitted. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

2.10.     Voting of Shares. The following additional provisions shall apply to the voting of shares:

(a)      Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held by this Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of this Corporation to vote its own stock held by it in a fiduciary capacity.

(b)      A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In the event any instrument granting a proxy shall designate two or more persons to act as proxy, the majority of such persons present at the meeting, or if only one should be present then that one, shall have and may exercise all the powers conferred by such instrument upon all the persons so designated, unless such instrument shall otherwise provide. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy, but in no event shall the proxy be valid for greater than seven years. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient at law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the Corporation generally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or quorum is determined, written notice of the death or incapacity is given to the Corporation. A proxy may be revoked by an instrument expressly revoking it, a duly executed proxy bearing a later date, or by the attendance of the person executing the proxy at the meeting and his voting of his shares personally.

(c)      Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine. The Secretary of the Corporation shall have the authority to require that such documents be filed with the Secretary of the Corporation as the Secretary shall reasonably require in order to verify the authority and power of any such officer, agent or proxy to vote the shares of the Corporation held by any such other corporation.

(d)      Shares held by an administrator, executor, guardian, conservator or personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed. The Secretary of the Corporation shall have the authority to require that such documents be filed with the Secretary of the Corporation as the Secretary shall reasonably require in order to verify the authority and power of such representative or other fiduciary to vote the shares of the Corporation registered in the name of such other person.

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(e)      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or unless the pledgee is specifically empowered by such shareholder to vote the shareholder’s shares.

(f)      If shares stand in names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety of tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)      If only one votes, his acts bind.

(ii)     If more than one votes, the act of the majority so voting binds all.

(iii)    If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

2.11.     Qualification and Nominations of Directors.

(a)      Only persons who are nominated in accordance with this Section 2.11 shall be eligible for election as directors of the Corporation. Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made (i) by the Board of Directors or on behalf of the Board of Directors by a nominating committee appointed by the Board of Directors, or (ii) by any shareholder of the Corporation that is a shareholder of record at the time of giving of notice provided for in this Section 2.11 (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.11 and at the time of the meeting), who is entitled to vote for the election of directors at the meeting, and who complies with the procedures set forth in this Section 2.11. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a meeting of shareholders. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary of the Corporation. If applicable, and notwithstanding the foregoing provisions of this Section 2.11, a shareholder must also comply with any and all requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the matters set forth in this Section 2.11.

(b)      To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) nor more than sixty (60) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, timely notice by a shareholder may be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a meeting of shareholders will be held. To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.

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(c)      To be in proper written form, such shareholder’s notice must set forth or include (i) as to each person the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) regardless of whether Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder are then applicable to the Corporation, (E) all information with respect to such individual that would be required to be set forth in a shareholder’s notice pursuant to this Section 2.11 if such proposed individual were a Nominating Person, and (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such person being nominated, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert, on the one hand, and any Nominating Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if such Nominating Person was the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (ii) as to each Nominating Person, (A) the class, series and number of all shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Nominating Persons, except that such Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future by such Nominating Person, (B) the full notional amount of any Synthetic Equity Position, (C) any Short Interests and (D) any Performance-Related Fees; and (iii) as to each Nominating Person covered by clause (ii) of this paragraph (c) of this Section 2.11, the name and address of such Nominating Person, as they appear on the Corporation’s stock ledger; (iv) to the extent known by the shareholder giving the notice or any other Nominating Person, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice; and (v) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the nominees proposed to be nominated for election or reelection as a director at the meeting pursuant to Section 14(a) of the Exchange Act (regardless of whether Section 14(a) of the Exchange Act is then applicable to the Corporation).

(d)      To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 2.11, and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) one or more completed written questionnaires (the “Questionnaires”) (in forms provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (ii) a written representation and agreement (the “Prospective Director Agreement”) (in form provided by the Corporation) which (A) shall provide that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (y) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (z) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (3) if elected as a director of the Corporation, will, periodically upon request by the Corporation, complete and deliver Questionnaires, and comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect) and (B) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Prospective Director Agreement in any material respect.

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(e)      The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the any applicable stock exchange listing requirements.

(f)      If information submitted pursuant to this Section 2.11 by any shareholder proposing a nominee for election as a director at a meeting of shareholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 2.11. Upon written request by the Chief Executive Officer or Chief Financial Officer or the Board of Directors, any shareholder proposing a nominee for election as a director at a meeting of shareholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.11 and (B) a written update of any information previously submitted by the shareholder pursuant to this Section 2.11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(g)      Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.11. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.11, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(h)      For purposes of this Section 2.11, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(i)      For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(j)      A Nominating Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chief Executive Officer or Chief Financial Officer at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof).

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For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday in the State of New York.

2.12.     Informalities and Irregularities. All informalities and irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

2.13.     Action Without a Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by a majority of the shareholders entitled to vote on such action. Such written action shall be effective when signed by a majority of the shareholders entitled to vote thereon, unless a different effective time is provided in the written action. The writing or writings shall be filed with the minutes of the Shareholders.

2.14.     Meeting by Means of Electronic Communication. Shareholders may participate in a meeting of the shareholders by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Such participation in a meeting pursuant to this Section 2.14 shall constitute presence in person at such meeting. Meetings held entirely pursuant to this Section 2.14, however, are still subject to the notice, quorum and voting requirements as provided in this Article II.

2.15.     Business Proposed by Shareholders.

(a)      At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) with respect to business other than the election of directors (which shall be governed by Section 2.11), by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 2.15. For business to be properly brought before any annual or special meeting by a shareholder, such business must be a proper matter for shareholder action and the shareholder must (A) be a shareholder of the Corporation of record both at the time of giving the notice provided for in this Section 2.15 and at the time of the meeting, (B) be entitled to vote at such meeting, and (C) deliver timely notice in proper written form to the Secretary of the Corporation.

(b)      To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) nor more than sixty (60) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, timely notice by a shareholder may be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a meeting of shareholders will be held. In addition, if the Corporation is then governed by Regulation 14A under the Exchange Act, a proposal submitted by a shareholder for inclusion in the Corporation’s proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section 2.15(b).

To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.

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(c)      To be in proper written form, such shareholder’s notice shall set forth (i) as to each matter the shareholder proposes to bring before the meeting a description in reasonable detail of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of each Proposing Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Proposing Person therefrom, and (ii) as to each Proposing Person, (A) the name and address of such Proposing Person; (B) the class, series and number of all shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (D) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (E) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to base on any increase or decrease in the value of shares of the Corporation or any Synthetic Equity Positions or Short Interests, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such Proposing Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date) (“Performance-Related Fees”); (F) a description of all arrangements or understandings among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; (G) such other information regarding each matter the Proposing Person proposes to bring before the meeting as would be required to be included in a proxy statement filed pursuant to the applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.15; (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (regardless of whether Section 14(a) of the Exchange Act is then applicable to the Corporation); (I) a representation that at least one of the Proposing Persons intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (J) to the extent known by the shareholder giving the notice or any other Proposing Person, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice. Nothing in this Section 2.15 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, nor shall the notice requirements under this Section 2.15 be limited by the rules and regulations promulgated under the Exchange Act or deemed to apply only to proposals or nominations intended to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.

(d)      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with this Section 2.15. The chairman or presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.15, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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(e)      For purposes of this Section 2.15, “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(f)      A Proposing Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Chief Executive Officer or Chief Financial Officer at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof).”

Article III
Board of Directors

3.1.      General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of Nevada.

3.2.      Number, Tenure and Qualifications. The Board of Directors shall consist of a minimum of two and a maximum of nine directors. The Board of Directors shall have the authority to fix the number of directors comprising the Board within the limits set forth above; provided, however, that no decrease in the number of directors comprising the Board shall affect the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal. Directors need not be residents of the State of Nevada or shareholders of the Corporation. Only persons who are nominated in accordance with this Section 2.11 shall be eligible for election as directors of the Corporation.

3.3.      Annual Meetings. The Board of Directors shall hold its annual meeting immediately following the annual meeting of shareholders at the place announced at the annual meeting of shareholders. No notice is necessary to hold the annual meeting, provided a quorum is present. If a quorum is not present, the annual meeting shall be held at the next regular meeting or as a special meeting.

3.4.      Regular Meetings. The Board of Directors may hold regular meetings without notice at the times and places determined by the Board of Directors.

3.5.      Special Meetings. The Chairman of the Board or Secretary may, and on written request of two directors shall, call special meetings of the Board of directors on not less than two days’ notice to each director personally, or by facsimile, telephone, or electronic mail, or on not less than five days’ notice to each director by mail.

3.6.      Telephonic Meetings. Regular or special meetings of the Board of Directors may be held at any place within or without State of Nevada and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person. Meetings held pursuant to this Section 3.6, however, are still subject to the notice, quorum and voting requirements as provided in this Article III.

3.7.      Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice unless the director objects at the commencement of the meeting that the meeting is not lawfully called or convened and does not participate in the remainder of the meeting. Any director may waive notice of any meeting by executing a written waiver of notice.

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3.8.      Quorum. A majority of the directors then serving shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by the Nevada Revised Statutes, these Bylaws or the Articles of Incorporation, shall be the act of the Board of Directors.

3.9.      Newly Created Directorships. The Board of Directors may increase the number of directors by a majority vote. Newly created directorships resulting from an increase in the number of directors may be filled by a majority vote of the directors then in office. The term of any newly created directorship shall be determined by the Board of Directors.

3.10.     Removal of Directors. At a meeting of shareholders called expressly for that purpose and by a vote of the holders of not less than two-thirds of the shares then entitled to vote at an election of the directors, any director or the entire Board of Directors may be removed, with or without cause.

3.11.     Vacancies. Directors shall be elected to fill any vacancy by a majority vote of the remaining directors, though not less than a quorum, or by a sole remaining director. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her successor.

3.12.     Committees of the Board. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by the Nevada Revised Statutes, shall have and may exercise all the authority of the Board. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. No committee shall have the power or authority to amend the Articles of Incorporation or Bylaws; adopt a plan of merger or consolidation, recommend to the shareholders the sale, lease, or other disposition of all or substantially all the property and assets of its business, or recommend to the shareholders a voluntary dissolution of the Corporation. Each committee shall keep regular minutes of its meetings.

3.13.     Action without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all directors consent thereto in writing, whether signed before or after the action. Such consent shall have the same effect as a unanimous vote. The writing or writings shall be filed with the minutes of the Board of Directors.

3.14.     Compensation. The Corporation may pay, or reimburse the directors for, the expenses of attendance at each meeting of the Board of Directors. The Corporation may pay the directors a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director or directors may be granted stock options or a combination thereof. The Board of Directors shall establish and set forth in its minutes the amount or rate of compensation of directors.

3.15.     Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within three business days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Article IV
Officers

4.1.      Number. The officers of the Corporation may be a Chairman of the Board, a C.E.O., a President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers, assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

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4.2.      Tenure and Duties of Officers. The officers of the Corporation are to be appointed by the Board of Directors at the annual meeting of the Board of Directors. Officers shall hold office at the pleasure of the Board and shall exercise the power and perform the duties determined from time to time by the Board of Directors until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3.      Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4.      Chairman of the Board. The Chairman of the Board shall be subject to the control of the directors. He shall, when present, preside at all meetings of the shareholders and of the directors and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the directors from time to time. Unless otherwise ordered by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting, the Chairman of the Board shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors from time to time may confer similar powers upon any other person or persons. The Chairman of the Board, the Chief Executive Office and the President can be three separate positions.

4.5.      C.E.O. If the C.E.O. is a separate position from the Chairman, in the absence of the Chairman of the Board or in the event of his inability or refusal to act, the C.E.O. shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

4.6.      President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. Unless otherwise appointed by the Board, the C.E.O. shall be the President. The President shall preside at all meetings of the shareholders and shall preside at all meetings of the directors unless a chairperson of the Board of Directors or a C.E.O. is available, in which case the President shall preside only in the absence of the chairperson of the Board of Directors or C.E.O.

4.7.      Vice President. There shall be as many vice presidents as the Board of Directors chooses to appoint. Vice Presidents shall perform the duties assigned to them by the Board of Directors of the Chairman of the Board or the President. Any one of the vice Presidents, as authorized by the Board of Directors, shall have all the powers and perform all the duties of President if the President is temporarily absent or unable to act.

4.8.      Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall keep the minutes of the shareholders’ and of the directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, have charge of the corporate records, books, and accounts, and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the stock transfer books of the Corporation, sign with the Chairman of the Board certificates for shares of the Corporation, and in general perform all duties incident to the office of Secretary, and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

4.9.      Treasurer. The Treasurer shall be the chief financial officer of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, other depositories as shall be selected by the Board of Directors and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the directors.

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Article V
Certificates for Shares and Their Transfer

5.1.      Certificates for Shares.

(a)      Certificates representing the shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or President and by the Secretary or an Assistant Secretary of the Corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. No certificate shall be issued for any share until such share is fully paid.

(b)      If the Corporation is authorized to issue shares of more than one class, every certificate representing shares issued by the Corporation shall set forth or summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, preferences, limitations and relative rights of the shares of each class authorized to be issued, together with the variations in the relative rights and preferences between the various shares.

(c)      Each certificate representing shares shall state upon the face thereof (i) that the Corporation is organized under the laws of the State of Nevada, (ii) the name of the person to whom issued, (iii) the number, class and designation of the series, if any, which the certificate represents, and (iv) the par value of each share represented by the certificate or a statement that the shares are without par value; and the (v) date of issue.

(d)      Any restriction on the right to transfer shares and any reservation of lien on the shares shall be noted on the face or the back of the certificate by providing (i) a statement of the terms of such restriction or reservation, (ii) a summary of the terms of such restriction or reservation and a statement that the Corporation will mail to the shareholder a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefor, (iii) if the restriction or reservation is contained in the Articles of Incorporation or Bylaws of the Corporation, or in an instrument in writing to which the Corporation is a party, a statement of that effect and a statement that the Corporation will mail to the shareholder a copy of such restriction or reservation without charge within five days after receipt of written request therefor, or (iv) if each such restriction or reservation is contained in an instrument in writing to which the Corporation is not a party, a statement to that effect.

(e)      Each certificate for shares shall be consecutively numbered or otherwise identified.

5.2.      Transfers of Shares.

(a)      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation.

(b)      The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

5.3.      Lost, Destroyed, Mutilated, or Stolen Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation, or theft of the certificate therefor, and the Board of Directors, may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate; or, in case of loss, destruction, or theft of the certificate, upon a satisfactory proof of such loss, destruction, or theft, and, if the Board of Directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the Board may direct.

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Article VI
Indemnification

6.1.      Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The Board of Directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence. Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaws, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

6.2.      Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

6.3.      Right to Amend Indemnification Provisions. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to the full extent permitted by the General Corporation Law of the State of Nevada.

Article VII
Repeal, Alteration or Amendment

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a vote of the majority of the Board of Directors.

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